Exhibit 11.1


                          AES CHINA GENERATING CO. LTD.

             STATEMENTS REGARDING COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)

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

                                                                                               For Period from
                                                                                               December 7, 1993
                                                              For Year Ended                    (inception) to
                                                               November 30,                      November 30,
                                                       1996                 1995                     1994
                                                    ------------         ------------         -------------------

PRIMARY

Weighted   Average   Number  of  Shares  of
Common Stock Outstanding                                 15,637               17,391                   14,817


Net     Effect    of     Dilutive     Stock
Options
Based on the  Treasury  Stock  Method Using                  27                    -                        -
Average Market Price

Stock Allocated to Pension Plan                               6                    -                        -
                                                    ------------         ------------         -------------------


Weighted Average Shares Outstanding                      15,670               17,391                   14,817
                                                    ============         ============         ===================

Net Income / (Loss)                            US$        4,140     US$        2,138     US$             (371)
                                                    ============         ============         ===================

Per Share Amount                               US$         0.26     US$         0.12     US$           (0.03)
                                                    ============         ============         ===================


FULLY DILUTED

Weighted   Average   Number  of  Shares  of
Common Stock Outstanding                                 15,637               17,391                   14,817

Net Effect of Dilutive  Stock Options Based
on the  Treasury  Stock Method Using Ending
Market Price                                                259                    -                        -

Stock Allocated to Pension Plan                               6                    -                        -
                                                    ------------         ------------         -------------------

Weighted Average Shares Outstanding                      15,902               17,391                   14,817
                                                    ============         ============         ===================

Net Income / (Loss)                            US$        4,140     US$        2,138     US$             (371)
                                                    ============         ============         ===================

Per Share Amount                               US$         0.26     US$         0.12     US$           (0.03)
                                                    ============         ============         ===================



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